Exhibit 10.38

WARNING: It is recommended that the within should not be completed without prior legal advice

LAW SOCIETY OF IRELAND

GENERAL CONDITIONS OF SALE

2001 EDITION

PARTICULARS

and

CONDITIONS OF SALE

of

Factory Premises, Shannon Free Zone, Drumgeely, Bunratty Lower, Co Clare

*SALE BY PRIVATE TREATY

*Delete, if inappropriate

Vendor:	Tellabs Limited
Vendor’s Solicitor:	McCann FitzGerald
Address:	2 Harbourmaster Place, International Financial Services Centre,
Dublin 1
Ref.	DOR\568554.8

MEMORANDUM OF AGREEMENT made this                     day of April 2003

BETWEEN

TELLABS LIMITED having its registered office at Shannon Industrial Estate, Shannon, Co Clare

PPS Number(s)	(“VENDOR”)

AND

AVOCENT INTERNATIONAL LIMITED

of Avocent House, Shannon Free Zone, Shannon, Co Clare

PPS Number(s)	(“PURCHASER”)

whereby it is agreed that the Vendor shall sell and the Purchaser shall purchase in accordance with the annexed Special and General Conditions of Sale the property described in the within Particulars at the purchase price mentioned below

Purchase Price	€5,350,000.00	Closing Date: 6 June 2003

Less Deposit	€ 535,000.00	Interest Rate: 11%

Balance	€4,815,000.00

SIGNED		SIGNED
	(Vendor)	(Purchaser)

Witness		Witness

Occupation		Occupation

Address		Address

As Stakeholder, We acknowledge receipt of Bank Draft/Cheque for €                     in respect of deposit.

SIGNED
McCann FitzGerald

PARTICULARS AND TENURE

ALL THAT AND THOSE that part of the Lands of Drumgeely situated in the Barony of Bunratty Lower in the County of Clare more particularly described in a Lease dated 20 October 1997 between Shannon Free Airport Development Company Limited (1) and Tellabs Limited (2) (the “Lease”).

Held under the Lease for a term of 112 years from 1 January 1997.

DOCUMENTS SCHEDULE

Lease

1.                                       The Lease

Superior Landlords Title.

2.                                       Plain copy only Lease dated 28 March 1960 between the Minister for Transport and Power (1) and Shannon Free Airport Development Company Limited (2).

3.                                       Plain copy on Lease dated 28th April 1964 between the Minister for Transport and Power (1) and Shannon Free Airport Development Company Limited (2).

4.                                       Plain copy Lease dated 14 May 1964 between the Minister for Transport and Power (1) and Shannon Free Airport Development Company Limited (2).

5.                                       Plain copy only Lease dated 13 July 1967 between the Minister for Transport and Power (1) and Shannon Free Airport Development Company Limited (2).

6.                                       Plain copy only Lease made 12 November 1979 between the Minster for Tourism and Transport (1) and Shannon Free Airport Development Company Limited (2).

7.                                       Plain copy only Lease dated 20 December 1985 between Shannon Free Airport Development Company Limited (1) and Molex Illinois S.A. Geneve (“Molex”) (2) (“Molex Lease”).

Planning Documentation

8.                                       Architect’s Opinion on Compliance with Planning Permission dated 29 January 1999.

9.                                       Architect’s Opinion on Compliance with Building Regulations dated 29 January 1999.

10.                                 Structural/Civil Chartered Engineers Opinion on Compliance with Building Regulations dated 1 October 2001.

11.                                 Commencement Notice dated 4 September 1997.

12.                                 Copy Grant of Planning Permission register reference Clare County Council P97/723 dated 5 August 1997.

13.                                 Fire Safety Certificate pursuant to Building Control Act 1990 reference number in register BC98/99 dated 21 January 1999.

SEARCHES SCHEDULE

None

SPECIAL CONDITIONS

1                                          Save where the context otherwise requires or implies or the text hereof expresses to the contrary, the definitions and provisions as to interpretation set forth in the within General Conditions shall be applied for the purposes of these Special Conditions

2                                          The said General Conditions shall:–

(a)                                  apply to the sale in so far as the same are not hereby altered or varied, and these Special Conditions shall prevail in case of any conflict between them and the General Conditions

(b)                                 be read and construed without regard to any amendment therein, unless such amendment shall be referred to specifically in these Special Conditions.

3                                          VAT

3.1                                 The Purchaser warrants that it is a taxable person within the meaning of Section 4(8) of the Value Added Tax Act, 1972, (as amended) and where it is required to do so by law, shall self account for any VAT arising on the within sale if it should it be obliged to do so.  The Purchaser further warrants that it holds a valid VAT 13B authorisation.

3.2                                 The Purchaser shall indemnify and shall keep the Vendor indemnified against any loss, cost, expenses or other liabilities arising from the default of the Purchaser to account for Value Added Tax pursuant to the within sale where the Purchaser is required under the Value Added Tax Act, 1972, (as amended) to account for VAT with respect to the sale.

4                                          Title

4.1                                 The Title shall consist of the Lease.

4.2.1                        The Purchaser is furnished with copy letter dated 20 June 1997 from Shannon Development to Mr Pat Shanahan, Managing Director of Tellabs Limited, together with copy reply from Tellabs Limited of 20 June 1997 with respect to the car parking arrangements for Molex Limited and premises demised to Tellabs.  Originally staff, licensees and invitees of Molex parked on that portion of the property outlined in purple on Plan No. 1 attached hereto (the “Car Park”).  Upon the construction of the Vendor’s facility on the property, Shannon Development in accordance with the provisions of the Molex Lease constructed an alternative car park on nearby lands for Molex.  Molex  no longer parks on any portion of the property outlined in blue and marked “A”  on Plan No. 1 attached hereto (the “Vacated Car Park”).  Currently staff,  Licensees and invitees of Molex park on that portion of the Car Park outlined in green and marked “B” on Plan No. 1 attached hereto (the “Strip”).  The following provisions shall apply with respect to any permissions to Molex to park on the Strip and/or the Facility Car Park.

4.2.2                        Molex is continuing to park on the Strip.  The Vendor, via Shannon Development Company Limited, is seeking to procure a letter from Molex to confirm that it has relinquished any right it has under the Molex Lease to park on the Strip or the Vacated Car Park.  The Purchaser shall accept a written acknowledgement in letter form from Molex that it no longer has a right to park on the Strip or the Vacated Car

Park under the provisions of the Molex Lease which shall be deemed to be conclusive evidence that Molex no longer has any right to park on the Strip or the Vacated Car Park.

4.2.3                        In the event that the written acknowledgement from Molex with respect to the car parking on the Strip is not available on completion, the sale shall not be delayed.  The Vendor shall use all reasonable endeavours to procure acknowledgement from Molex to relinquish any right it has to park on the Strip under the provisions of the Molex Lease.  In the event that a written confirmation as envisaged by Special Condition 4.2.2 in a form reasonably satisfactory to the Purchaser, is not received from Molex relinquishing its right per the Molex Lease to park on the Strip on or before 6 June 2004, the Vendor shall refund to the Purchaser the sum of €100,000.00 on demand from the Escrow Sum (as hereinafter defined) per the provisions of Special Condition 4.2.5.

4.2.4                        In the event that the acknowledgement from Molex with respect to the car parking on the Vacated Car Park is not available on completion, the sale shall not be delayed.  The Vendor shall use all reasonable endeavours to procure an acknowledgement from Molex to relinquish any right to park on the Vacated Car Park under the provisions of the Molex Lease.  In the event that a written confirmation as envisaged by Special Condition 4.2.2, in a form reasonably satisfactory to the Purchaser, is not received from Molex relinquishing its right per the Molex Lease to park on the Vacated Car Park on or before 6 June 2004, the Vendor shall refund to the Purchaser the sum of €300,000.00 from the Escrow Sum (as hereinafter defined) per the provisions of Clause 4.25.

4.2.5                        The Vendor shall from the purchase monies on completion transfer the sum of €400,000.00 (the “Escrow Sum”) to the Vendor’s solicitors, McCann FitzGerald Solicitors, to be held by McCann FitzGerald Solicitors upon the following conditions:-

a.                                       Where a written acknowledgement from Molex is procured in compliance with the provisions of Special Condition 4.2.3 the sum of €100,000.00 shall immediately be released to the Vendor.

b.                                      Where a written acknowledgement from Molex is procured in compliance with the provisions of Special Condition 4.2.4 McCann FitzGerald shall release the sum of €300,000.00 to the Vendor.

c.                                       In the event that a written acknowledgement from Molex is not procured on or before 6 June 2004, with respect to the Strip in accordance with Special Condition 4.2.3, McCann FitzGerald Solicitors shall subject to paragraph (h) below and the other provisions of this special condition, within 14 days of written demand release the sum of €100,000.00 to the Purchaser.

d.                                      In the event that a written acknowledgement from Molex in accordance with Special Condition 4.2.4 is not procured on or before 6 June 2004 with respect to the Vacated Car Park, McCann FitzGerald Solicitors shall subject to paragraph (h) below and the other provision of this special condition within fourteen days of written demand release the sum of €300,000.00 to the Purchaser.

e.                                       In the event of dispute with respect to whether a “written acknowledgement” is in a form reasonably satisfactory to the Purchaser, the matter will be referred to a senior commercial conveyancing practising solicitor, (the “Solicitor”) who is currently in practise in the field of commercial property in Ireland for at least 10 years or upwards to be nominated, in the default of an agreement between the Vendor and the Purchaser by the President for the time being of the Law Society of Ireland.  The Solicitor shall act as an arbitrator in accordance with the provisions of the Arbitration Acts 1954 to 1998.  The Solicitor, for the purpose of this clause shall have the authority to determine whether a written acknowledgement in letter form from Molex with respect to the Strip or the Vacated Car Park would be reasonably satisfactory to a purchaser of the Property who has entered into a contract on the within terms and conditions.  Where the Solicitor so determines that a written acknowledgement would  be reasonably satisfactory, the Purchaser shall be deemed to be satisfied with the acknowledgement for the purpose of special conditions 4.2.3 and/or 4.2.4 as the case may be.  The Solicitor shall have the authority where in the absence of written acknowledgements from Molex with respect to the entire Strip or the entire Vacated Car Park to determine that part of the Escrow Sum (i.e. the €100,000 or the €300,000 as the case may be) should be apportioned on a fair and equitable basis. In such circumstances that portion of the Escrow Sum shall be paid to the Purchaser and the remainder shall be released to the Vendor.

f.                                         For the avoidance of doubt it is hereby agreed that a written acknowledgement with respect to the Strip and the Vacated Car Park may be combined in the one letter.

g.                                      In the event that the Purchaser or any agent or licensee of the Purchaser enters into any arrangement with Molex with respect to car parking in the Car Park, no monies shall be payable by the Vendor to the Purchaser with respect to the Strip or the Vacated Car Park irrespective of whether written acknowledgements have been procured or not from Molex as an anticipated in this contract.

h.                                      For the avoidance of doubt McCann FitzGerald Solicitors will be authorised to release the monies from the Escrow Sum upon acknowledgement by the Purchaser acting reasonably that it is satisfied with written acknowledgements procured from Molex or otherwise upon a confirmation from the Solicitor in accordance with Special Condition 4.2.5 (e) that any written acknowledgement from Molex is satisfactory for the purpose of this special condition or pursuant to any other determination by the Solicitor.

i.                                          In the event that arbitration proceedings or litigation is threatened or pending with respect to the Escrow Sum, McCann FitzGerald Solicitors shall be entitled to continue to hold the Escrow Sum until the resolution of such proceedings, irrespective of any demand by either party for such monies.

j.                                          Any interest accruing on the Escrow Sum shall belong to the Vendor and may be paid by McCann FitzGerald to the Vendor at anytime.

k.                                       For the purpose of this clause 4.2 “reasonably satisfactory” to the Purchaser shall mean satisfactory to the Purchaser acting reasonably.

4.3                                 Plain copies only of the documents numbered 2 to 7 in the Documents Schedule will be furnished.

4.4                                 The Purchasers attention is drawn to the copy extract lease described at No. 7 of the Document Schedule and in particular to Clause 3 of the Third Schedule annexed to the said certified copy Lease.  The Vendor is only in possession of the certified copy extract of the said Lease.

5.                                       Representations

The Purchaser agrees and accepts that no statement, measurement quantity or description contained in any newspaper advertisement published by the Vendor (which expression shall in this condition include the Vendor’s Agents and Solicitors), or given orally or contained in any brochure letter or handout issued by the Vendor in respect of the subject property (whether or not in the course of any representation or negotiations leading to the sale) shall constitute a representation inducing the Purchaser to enter into the sale or any warranty forming part of this Agreement.   No error (which shall have the same meaning as in General Condition 33), unless contained in this Agreement, shall give rise to any cause of action, claim for compensation against the Vendor, or any right of rescission under this Agreement.  General Condition 33 shall be read subject to this paragraph.

6.                                       Planning

6.1                                 The warranty on part of the Vendor in General Condition 36(a)(1) is given to the best of the Vendor’s knowledge, information and belief and relating to General Condition 36(a)(12) is limited to the extent shown in the Architect’s Certificates described at number 8 and 9 of the Documents Schedule, and the Engineer’s Certificate described at number 10 of the Schedule furnished with this Contract.

6.2                                 The Purchaser is furnished with the documentation re planning and building regulations set out at nos. 8 to 13 of the Document Schedule.  The Purchaser shall not call for any further documentation, certificates or otherwise, nor raise any objection or requisition with respect to same.  General Condition 36 is hereby amended.

7.                                       Condition of Premises

7.1                                 The Purchaser is purchasing the premises in an “as is” condition and shall not be obliged to make good any damage to the premises resulting from the removal of plant and machinery by the Vendor from the premises pending the completion of the sale.

7.2                                 The Vendor shall make good such damage caused directly as a result of removal of plant and machinery where such damage exceeds a reinstatement cost of €3,000.00.  The Vendor may however elect to credit such sum to the Purchaser.  The remedying of any works or defects shall not delay completion.

7.3                                 The Vendor shall not be obliged to reconstruct or carry out works to the boundaries of the Property.

8.                                       Environmental Matters

The Purchaser is deemed to be purchasing the property with full knowledge of all  environmental conditions pertaining to the property in sale.

9.                                      Contents

9.1                                 The sale includes the furniture and items set out in the attached Schedule entitled “Inventory Schedule”.  For the avoidance of doubt the sale includes no other items on the premises save such items as the Vendor notifies the Purchaser which it intends to leave on the premises.

10.                               Auction

It is the Vendor’s intention to carry out an auction on the premises with respect to plant and machinery which will remain in the Vendors ownership prior to the completion of the sale.

11.                               Use of Premises

The Purchasers specific attention is brought to covenant 26.1 and 26.2 of the Lease.  It shall be a matter solely for the purchaser to satisfy itself that it has, or may procure a Licence under the provisions of Section 2(1) of the Customs Free Airport (Amendment) Act, 1958 or any acts amending the same.

12.                                 Landlord

For the avoidance of doubt “Landlord” shall mean the person entitled to the reversionary interest immediately expectant on the expiry of the Lease.

13.                               Purchaser on Notice

The Purchaser shall be deemed to purchase with full notice of the actual state and condition of the subject property in all respects whether it is to quantity, state or repair, means of approach, access of light and rights of adjoining owners and occupiers as to boundary walls and fences or otherwise howsoever and shall take the subject property as it is in all respects.

14.                               Boundaries

General Condition 14 shall not apply to this sale.  The Purchaser shall accept such evidence of identity as may be gathered from the description of the copy documents specified in the Document Schedule hereto.

15.                               Collateral Warranties

The Vendor shall use its reasonable endeavours to procure such collateral warranties as the Vendor is entitled to from its professional team upon the construction of the facility in the name of the Purchaser.  The sale shall not be delayed by the absence of the said collateral warranties.  The Purchaser shall accept any such collateral warranties as the Vendor can procure as an absolute discharge of the Vendor of its obligations under this condition.

16.                               Deed of Rectification

In the event that a Deed of Rectification is required by the Purchaser, to rectify any mapping query with respect to the Lease, the Vendor agrees to join in such a Deed and will co-operate with the Purchaser in seeking the agreement by Shannon Free Airport Development Company Limited to join in such a Deed.

17.                               Chemical Containers

The Vendor shall, prior to completion of the sale, remove the containers of process chemicals currently in the building.

INVENTORY SCHEDULE

1st Floor

Four person cube x 38

Three person cube x 1

One person cube x 3

Managers office x 10

Meeting Room

(Meeting Room - large table and seating for relevant numbers of persons)

Four/six persons x 5 rooms

Six/eight persons x 5 rooms

Fifteen/twenty persons x 2 rooms

Twenty/twenty five persons x 3 rooms

Ground Floor

Four person cube x 26

Three person cube x 1

Tow person cube x 15

One person cube x 1

Six individual offices

Meeting Room

Four/six persons x 7 rooms

Six/eight persons x 3 rooms

Ten/fifteen persons x 3 rooms

Fifteen/twenty persons x 1 room

Twenty five/thirty persons x 2 rooms

Kitchen

Fully fitted modern kitchen with granite work tops including cold room

Dining Room

Quality furniture for 128 persons

Warehouse

Set of high bay pallet racking, with perimeter fencing, approximately 7 metres in height

Capacity:-	60 pallets per row

8 rows in total

such other items as the Vendor elects to leave on the premises as notified to the Purchaser.

NON-TITLE INFORMATION

Query		Reply (Please tick and/or insert comments as appropriate)
		Yes	No	Comment

1.	SERVICES

i.	How is the Subject Property serviced as to:
	(a) drainage;	X		Shannon
	(b) water supply;	X		Shannon
	(c) electricity;	X		ESB 16000KVN
	(d) gas; and		X
(e) otherwise.

ii.	Have the Services (including roads, lanes, footpaths, sewers and drains) abutting or servicing the Subject Property been taken over by the Local Authority.			Enquiries being made, see title.

Will a letter from the Local Authority or a solicitor’s certificate to vouch the position be furnished on or before closing.

If services are not in charge, are there appropriate easements and indemnities in existence.

iii.	Is the Subject Property serviced by:
	(a) septic tank; or,		X
	(b) private drainage scheme.		X

iv.	Is the Subject Property serviced for television and if so is it by:
	(a) Cable T.V.,	X
(b) Satellite Dish;
(c) MMDF;
(d) TV aerial owned by Vendor; or
(e) TV aerial owned by another.

If (b) or (d) applies, will it be included in the Purchase Price.

v.	Is there a telephone line to be supplied with the Subject Property		X

vi.	Is there an ISDN line to be supplied with the Subject Property.		X

2.	CONTENTS

i.	Are there any contents included in the Purchase Price.	X		Furniture Systems (office) High Bay Storage in Manufacturing Canteen Furniture and Equipment

If so, give Vendor’s estimate of value.

ii.	Are there any fixtures, fittings or chattels included in this Sale which are the subject of any Lease, Rent, Hire Purchase Agreement or Chattel Mortgage.		X

If so, furnish now the Agreement and on closing proof of payment to date or discharge thereof.

3.	OUTGOINGS

i.	What is the Rateable Valuation of:

	(a) Lands;			Enquiries being made
(b) Buildings.

ii.	Give particulars of any other periodic or annual charge which affects the Subject Property or any part of it.			Shannon Industrial Estate Maintenance charge of €16k per annum